UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 3, 2014, Brian D. Dorsey, Senior Vice President Research & Development and a named executive officer of Pernix Therapeutics Holdings, Inc. (the “Company”) resigned his employment with the Company. In connection with such resignation, the Company and Mr. Dorsey entered into an agreement pursuant to which, among other things, Mr. Dorsey agreed to provide certain transition services to the Company and the Company agreed to issue to Mr. Dorsey 50,000 shares of Common Stock of the Company that were previously issuable subject to satisfaction of certain conditions and the Company released restrictions on an additional 33,333 shares of Common Stock of the Company that had previously been issued to Mr. Dorsey. The Company will satisfy its withholding tax obligations with respect to such stock issuances by retaining 41,667 shares of Common Stock and will issue to Mr. Dorsey the remaining 41,666 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: October 9, 2014	By:	/s/ Sanjay Patel
Sanjay Patel
Chief Financial Officer